    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1998

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                            NORWEST FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           -------------------------

                       IOWA                                             42-1186565
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                               206 EIGHTH STREET
                             DES MOINES, IOWA 50309
                                 (515) 243-2131
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             STEVE R. WAGNER, ESQ.

                               206 EIGHTH STREET
                             DES MOINES, IOWA 50309
                                 (515) 243-2131
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            CHARLES N. BURGER, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 506-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE             AGGREGATE               AGGREGATE               AMOUNT OF
      TO BE REGISTERED             REGISTERED(1)         PRICE PER UNIT(2)       OFFERING PRICE(2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities..............      $2,000,000,000               100%               $2,000,000,000             $556,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as may result in the initial offering prices aggregating $2,000,000,000.

(2) Estimated solely for purposes of computing the registration fee.
                           -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1998

PROSPECTUS

                            NORWEST FINANCIAL, INC.

DEBT SECURITIES

Norwest Financial, Inc. (the "Company") from time to time may issue in one or more series up to $2,000,000,000 aggregate principal amount of its senior or senior subordinated, unsecured debt securities consisting of notes, debentures and other evidences of indebtedness (the "Debt Securities"). The Debt Securities will be offered as separate series in amounts, at prices and on terms determined at the time of sale. The terms of the specific Debt Securities being offered (the "Offered Securities"), including the classification as senior or senior subordinated debt, specific designation, aggregate principal amount, rate (which may be fixed or variable), or method of calculation thereof, time of payment of any interest, maturity, offering price, terms of redemption, if any, (including whether such redemption is at the option of the Company or the holder), sinking fund payments, currency or other specific terms of the Offered Securities will be set forth in the supplement to this Prospectus (the "Prospectus Supplement"). As used herein, the Offered Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index. The Prospectus Supplement will state the securities exchange, if any, on which the Offered Securities will be listed. Unless otherwise specified in the Prospectus Supplement, the Offered Securities will be in denominations of $1,000 and integral multiples thereof.
The Offered Securities may be sold to or through one or more underwriters or dealers, through agents designated from time to time, or directly by the Company to other purchasers. The names of any underwriters, dealers or agents involved in the sale of the Offered Securities and their compensation will be set forth in the Prospectus Supplement. See "Plan of Distribution." The Offered Securities may be issued in the form of Global Securities registered in the name of one or more depositaries or certificates issued in definitive form.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

                The date of this Prospectus is October   , 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or the Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                           -------------------------

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such filed material can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following regional offices of the Commission:
Citicorp Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a World Wide Web site located at which contains periodic reports, proxy statements and other information regarding registrants that file electronically with the Commission, including the Company. This Prospectus and any Prospectus Supplement do not contain all information set forth in the registration statements and exhibits thereto filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made on Form S-3 of which this Prospectus is a part, including any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Company intends to publish annual reports containing financial statements audited by independent certified public accountants. These reports will not be distributed to holders of the Debt Securities but will be available to them upon request.

                           -------------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

There is hereby incorporated by reference in this Prospectus the following documents heretofore filed by the Company with the Commission (File No. 2-80466) pursuant to the Exchange Act:

The Company's Annual Report on Form 10-K for the year ended December 31, 1997;
and

The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS DESCRIBED ABOVE). REQUESTS SHOULD BE ADDRESSED TO: NORWEST FINANCIAL, INC., 206 EIGHTH STREET, DES MOINES, IOWA 50309, ATTENTION: TREASURER'S DEPARTMENT (TELEPHONE NUMBER 515-243-2131).
                           -------------------------

UNLESS OTHERWISE INDICATED, CURRENCY AMOUNTS IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT ARE STATED IN UNITED STATES DOLLARS ("$," "DOLLARS" OR "U.S. $").
                           -------------------------

                                  THE COMPANY

The Company is an Iowa corporation organized on August 19, 1982, as the successor to a business founded in 1897, and is a wholly-owned subsidiary of Norwest Corporation. Norwest Corporation is a diversified financial services organization which, at December 31, 1997, had consolidated assets totaling approximately $88.5 billion. Unless the context otherwise requires, any reference to "Norwest Financial" includes the Company and its subsidiaries, all of which are wholly-owned.

At December 31, 1997, Norwest Financial had 998 branch offices primarily engaged in the consumer finance business in 47 states, Guam, Saipan, Puerto Rico, and the ten Canadian provinces. The Company's automobile finance operations have 238 branch offices in 32 states and specialize in purchasing sales finance contracts directly from automobile dealers and making loans secured by automobiles. Norwest Financial also issues credit cards through two banking subsidiaries. The Company's insurance subsidiaries are primarily engaged in the business of providing, directly or through reinsurance arrangements, credit life and credit disability insurance as a part of Norwest Financial's consumer finance business and the consumer finance business of certain affiliates. Credit property, involuntary unemployment and non-filing insurance are provided as a part of the consumer finance business. Such business is written directly or through reinsurance agreements by the Company's insurance subsidiaries, or it is offered on an agency basis by Norwest Financial. Subsidiaries of the Company are engaged in the leasing, commercial lending and accounts receivable financing segments of the commercial finance business. Subsidiaries of the Company supply information services to Norwest Financial and other companies.

The Company's principal executive offices are located at 206 Eighth Street, Des Moines, Iowa 50309 (Telephone Number 515-243-2131).

                      RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of Norwest Financial for the periods indicated:

                                   SIX MONTHS
                                     ENDED
    YEARS ENDED DECEMBER 31,        JUNE 30,
--------------------------------   ----------
1993   1994   1995   1996   1997      1998
----   ----   ----   ----   ----      ----
2.22   2.26   2.13   2.11   2.00      1.79

The ratios of earnings to fixed charges have been computed by dividing earnings plus fixed charges and income taxes by fixed charges. Fixed charges consist of interest and debt expenses plus one-third of rentals (which is deemed representative of the interest factor).

                                USE OF PROCEEDS

Except as otherwise described in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Company. All or part of such proceeds may be used to support Norwest Financial's internal growth and possible bulk purchase of finance receivables, the possible acquisition of branch offices, consumer finance operations and other related businesses or to refund outstanding indebtedness of the Company. Initially, all or part of such proceeds may be used to reduce short-term indebtedness or be invested temporarily in short-term securities.

The Company expects to incur additional indebtedness in the future to provide the funds necessary for Norwest Financial to carry on its business. The amounts which may be obtained cannot be predicted and may vary from time to time. Short-term indebtedness in particular fluctuates from day to day in the ordinary course of business.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

The Debt Securities will constitute either senior or senior subordinated debt of the Company and will be offered under one of two separate Indentures described below (the "Indentures"), each between the Company and a banking institution organized under the laws of the United States of America or of any State thereof (a "Trustee"). Copies of the forms of Indentures are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject, and qualified in their entirety by reference, to all the provisions of the applicable Indenture, including the definitions therein of certain terms. References appearing below are to the applicable Indenture.

Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time thereunder up to the aggregate principal amount authorized by the Board of Directors of the Company. (Article Three)

The Debt Securities will be unsecured general obligations of the Company. They will be issued either (i) in registered form without coupons and will be exchangeable for a like aggregate principal amount of other Debt Securities of authorized denominations of the same series with like maturities, interest rates and other terms and registered in the same name or (ii) in the form of Global Securities. The Debt Securities other than Global Securities will be exchangeable and transferable at any time or from time to time at the Corporate Trust Office of the applicable Trustee or at any other office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. No charge will be made to the Holder for any such exchange or transfer of Debt Securities except for any tax or governmental charge incidental thereto. (sec.3.05)

The Company shall not be required (a) to issue, register the transfer of or exchange any Debt Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of such series and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Debt Security selected for redemption in whole or in part, except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be redeemed.

Reference is made to the applicable Prospectus Supplement for the following terms of, and other information with respect to, the Offered Securities: (1) the title of the Offered Securities and whether they will be senior or senior subordinated debt of the Company; (2) the designation, aggregate principal amount and authorized denominations (if other than $1,000 or integral multiples thereof) of the Offered Securities; (3) the currency or currencies in which payments on the Offered Securities will be payable, if other than United States dollars; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued; (5) the date or dates on which the Offered Securities will mature; (6) the rate or rates per annum at which the Offered Securities will bear interest, if any, or the method of calculation thereof; (7) the date or dates on which such interest, if any, will be payable; (8) any redemption terms; (9) the Trustee under the Indenture pursuant to which the Offered Securities will be issued; (10) the place or places where principal (and premium, if any) and interest, if any, on the Offered Securities shall be payable and if other than as set forth in the Indenture, the method or methods of payment; (11) the portion of the principal amount of the Offered Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (12) any mandatory or optional sinking fund or analogous provisions; (13) whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Securities, and, if so, the identity of the Depositary or Depositaries of such Global Security or Securities and any special provisions with respect to such Global Security or Securities; (14) the person or entity to whom any interest on the Offered Securities shall be payable, if other than the person or entity in whose name that security (or one or more predecessor securities, if any) is registered at the close of business on the Regular Record Date for such interest; (15) if the amount of payments of principal of or any premium or interest on any Offered Securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined; (16) if the principal of or any premium or interest on any Offered Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or in currency units in which payment of the principal of and any premium and interest on the Offered Securities as to which such election is made shall be payable, then the periods within which and the other terms and conditions upon which such election is to be made; (17) the applicability of the provisions described under "Satisfaction and Discharge;"
(18) any Events of Default with respect to the Debt Securities of such series, if not otherwise set forth under "Events of Default;" and (19) any other specific terms and provisions of the Offered Securities. With respect to Offered Securities sold through dealers acting as agents, however, the maturities and interest rates of the Offered Securities may be established by the Company from time to time and, if not set forth in the Prospectus Supplement, will be made available through such dealers.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of, premium, if any, or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, material U.S. federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency or currency units will be described in the Prospectus Supplement relating thereto.

Neither Indenture restricts the Company from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property for any purpose, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth. In addition, the provisions of the Indentures would not necessarily afford holders of the Debt Securities protection upon the occurrence of a change in control or in the event of a highly leveraged or other transaction involving the Company that may adversely affect the Holders.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the distribution procedures applicable to such securities and the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for certificated Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. A Person having a beneficial interest in a Global Security will, except with respect to payment of principal of and any premium and interest on such Global Security, be treated as a Holder of such principal amount of Outstanding Securities represented by such Global Security, as shall be specified in a written statement which is produced to the Trustee by the applicable Depositary. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

SENIOR SECURITIES

The Debt Securities which will constitute part of the senior indebtedness of the Company ("Senior Securities") will be issued under the Indenture that authorizes the issuance of Senior Securities (the "Senior Indenture"). The Senior Securities will rank on a parity with all other unsecured indebtedness of the Company for borrowed money, whether outstanding at the date of issuance of such Senior Securities or incurred thereafter, which is not by its terms subordinate and junior to any other unsecured indebtedness of the Company ("Senior Indebtedness").

SENIOR SUBORDINATED SECURITIES

The Debt Securities which will constitute part of the senior subordinated indebtedness of the Company ("Senior Subordinated Securities") will be issued under the Indenture that authorizes the issuance of Senior Subordinated Securities (the "Senior Subordinated Indenture"). The Senior Subordinated Securities will be subordinate and junior in the right of payment, to the extent and in the manner set forth in a Senior Subordinated Indenture, to all Senior Indebtedness. In the event (i) of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to the Company or its property, or of any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving any insolvency or bankruptcy, or (ii) that pursuant to the terms of any Senior

Subordinated Indenture, any of the Senior Subordinated Securities issued thereunder are declared due and payable because of the occurrence of an Event of Default thereunder, except as otherwise provided in such Senior Subordinated Indenture, all principal, premium, if any, and interest on Senior Indebtedness will be paid in full before any payment is made on such Senior Subordinated Securities. (Senior Subordinated Indenture sec.15.01)

MODIFICATION OF THE INDENTURE

Each Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of each series of Debt Securities at the time Outstanding under such Indenture that is affected thereby, to enter into supplemental indentures for the purpose of amending or modifying, in any manner, the provisions of such Indenture or of any indenture supplemental thereto, or modifying the rights of the Holders of such Debt Securities; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Debt Security affected thereby, may
(i) modify the terms of payment of principal, premium, if any, or interest; (ii) reduce the aforesaid percentage of Holders of Outstanding Debt Securities necessary to amend or modify such Indenture or waive compliance by the Company with any restrictive covenant or waive any default; or (iii) subordinate the indebtedness evidenced by such Debt Securities to any indebtedness of the Company or, if such Debt Securities are Senior Subordinated Securities, modify the terms of the applicable Senior Subordinated Indenture with respect to the subordination of such Senior Subordinated Securities in a manner adverse to the Holders thereof. (sec.11.02)

SATISFACTION AND DISCHARGE

Except as may otherwise be set forth in the Prospectus Supplement accompanying this Prospectus, the Company will be discharged from its obligations under the Debt Securities of a particular series at any time prior to the Stated Maturity or redemption thereof upon satisfaction of the following conditions: (a) the Company has irrevocably deposited with the Trustee in trust either (i) sufficient funds to pay the principal of (and premium, if any, on) and interest to Stated Maturity or any Redemption Date on the Debt Securities of such series, or (ii) an amount of direct obligations of (or obligations guaranteed by) the United States of America which are not subject to prepayment, redemption or call sufficient to pay when due the principal of (and premium, if any, on) and interest to Stated Maturity or any Redemption Date on the Debt Securities of such series; and (b) the Company has paid all other sums payable with respect to the Debt Securities of such series; and (c) in the case of any deposit of direct obligations of (or obligations guaranteed by) the United States, if such deposit occurs more than one year prior to the Stated Maturity or redemption of the Debt Securities of such series, notice thereof has been given to the Holders of such Debt Securities and the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of such Debt Securities of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Debt Securities of such series will no longer be entitled to the benefits of the Indenture that authorized the issuance of such Debt Securities, except for the purposes of registration of transfer and exchange of such Debt Securities, and may look only to such deposited funds or obligations for payment. (sec.6.01 and sec.14.02)

EVENTS OF DEFAULT, NOTICE AND WAIVER

Except as may otherwise be set forth in the Prospectus Supplement, each Indenture provides that the following are Events of Default thereunder with respect to any series of Debt Securities issued thereunder: (i) default for five days in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (ii) default for 30 days in making any sinking fund payment required by the terms of the Debt Securities of such series; (iii) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (iv) default for 60 days after written notice in the performance of any covenant in respect of the Debt Securities of such series; (v) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; (vi) an event of default with respect to any other series of Debt Securities outstanding under such Indenture or as defined in any other indenture, mortgage or instrument evidencing or under which the Company has secured or outstanding any indebtedness for borrowed money, as a result of which such other Debt Securities or indebtedness shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof, unless, under certain conditions, the Company is contesting such acceleration or the aggregate indebtedness of the Company then or theretofore accelerated is not more than $25 million and is paid in full within 10 days; and
(vii) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which such series of Debt Securities is issued. (sec.7.01) An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. Each Indenture provides that the Trustee thereunder may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers it in the interest of such Holders to do so. (sec.8.02)

If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the Trustee or the Holders of 25% in aggregate principal amount of the Outstanding Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement relating thereto, of all the Debt Securities of such series to be due and payable immediately. (sec.7.02)

Each Indenture contains a provision entitling the Trustee to be indemnified by the Holders of Debt Securities issued thereunder before proceeding to exercise any right or power under such Indenture at the request of any Holders. (sec.8.03) Each Indenture provides that the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series issued thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, with respect to the Debt Securities of such series. (sec.7.12) The right of a Holder to institute a proceeding with respect to the Debt Securities of any series is subject to certain conditions precedent, including notice and indemnity to the applicable Trustee, but each Holder has an absolute right to receipt of the principal of (and premium, if any) and interest on such Debt Securities at the respective Stated Maturities thereof (or, in the case of redemption, on the applicable Redemption Date) or to institute suit for the enforcement thereof. (sec.7.07 and sec.7.08)

Each Indenture provides that the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series issued thereunder may on behalf of the

Holders of all Debt Securities of such series waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Debt Security of such series and (b) a default in respect of a covenant or provision of the applicable Indenture which cannot be amended or modified without the consent of the Holder of each Debt Security affected. (sec.7.13)

Each Indenture requires the Company to furnish annually to the Trustee thereunder an Officers' Certificate as to the performance by the Company of its obligations under such Indenture. (sec.12.05)

CONCERNING THE TRUSTEE

Business and other relationships (including other trusteeships) between, on the one hand, Norwest Financial, Norwest Corporation and other affiliates thereof and, on the other hand, the Trustee under the Indenture pursuant to which the Offered Securities are issued, are described in the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

The Company may sell the Debt Securities in one or more of the following ways:
(i) through underwriters or dealers; (ii) directly to one or more institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers, agents or purchasers, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents in connection with the Offered Securities.

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any of the Offered Securities are purchased.

Debt Securities may also be sold directly by the Company or through dealers or agents designated by the Company from time to time. Any dealer or agent involved in the offering and sale of the Offered Securities will be named, and any commissions payable by the Company to such dealer or agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such dealer or agent will be acting on a best efforts basis for the period of its appointment. If Debt Securities are sold to dealers, a discount may be allowed to such dealers, who will purchase such Debt Securities for their own account for resale to the public from time to time at such prices and on such terms as may be determined by them at the time of sale.

If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Offered Securities for payment and delivery on a future date specified in the Prospectus

Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the Offered Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect to the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

                                 LEGAL OPINIONS

The validity of the Offered Securities will be passed upon for the Company by Steve R. Wagner, who serves as Assistant General Counsel of the Company, and for any underwriters or agents by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities covered hereby, other than the underwriting discount, are, subject to further contingencies, estimated to be as follows:

Registration Statement Filing Fee................    $  556,000
Printing and Engraving*..........................       150,000
Blue Sky Expenses*...............................       100,000
Rating Agency Fees*..............................       700,000
Accounting Fees*.................................       100,000
Legal Fees and Expenses*.........................        40,000
Trustee Fees*....................................       300,000
Miscellaneous*...................................        54,000
                                                     ----------
          Total..................................    $2,000,000
                                                     ==========

-------------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 490.850 through 490.858 of the Iowa Business Corporations Act, and
Article X of the Company's By-Laws permit the indemnification of certain persons, including directors and officers of the Company, under certain circumstances. Article X of the Company's By-Laws (filed as Exhibit (3)(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1983) is hereby incorporated by reference. The directors and officers of the Company are covered by directors' and officers' liability insurance policies maintained by Norwest Corporation on behalf of its subsidiaries.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
-----------                           ----------------------
 1.1           --  Form of Underwriting Agreement filed as Exhibit 1.1 to the
                   Company's Registration Statement on Form S-3 (Commission
                   File No. 33-37598) is hereby incorporated by reference.
 1.2           --  Form of Distribution Agreement filed as Exhibit 1 to the
                   Company's Form 8-K Current Report dated November 8, 1994 is hereby incorporated by reference.
 3(a)          --  Articles of Incorporation of the Company filed as Exhibit
                   (3)(a) to the Company's Annual Report on Form 10-K for the
                   year ended December 31, 1983 is hereby incorporated by
                   reference.
 3(b)          --  By-Laws of the Company filed as Exhibit (3)(b) to the
                   Company's Annual Report on Form 10-K for the year ended
                   December 31, 1983 is hereby incorporated by reference.

EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
-----------                           ----------------------
 4(a)          --  Norwest Financial, Inc. Standard Multiple -- Series
                   Indenture Provisions dated May 1, 1986 filed as Exhibit 4(a)
                   to the Company's Registration Statement on Form S-3
                   (Commission File No. 33-5392) is hereby incorporated by
                   reference.
 4(b)(1)       --  Conformed Copy of Indenture dated as of May 1, 1986 between the Company and The Chase Manhattan Bank (National
                   Association), as Trustee, relating to the Senior Securities filed as Exhibit 4(o) to the Company's Form 10-K Annual
                   Report for the year ended December 31, 1986 is hereby
                   incorporated herein by reference.
 4(b)(2)       --  Conformed copy of First Supplemental Indenture dated as of
                   February 15, 1991 between the Company and The Chase
                   Manhattan Bank (National Association), as Trustee, relating to the Senior Securities filed as Exhibit 4.3 to the
                   Company's Form 8-K Current Report dated February 25, 1991 is hereby incorporated by reference.
 4(c)(1)       --  Conformed copy of Indenture dated as of May 1, 1986 between the Company and Harris Trust and Savings Bank, as Trustee,
                   with respect to the Senior Subordinated Securities filed as
                   Exhibit 4(p) to the Company's Form 10-K Annual Report for
                   the year ended December 31, 1986 is hereby incorporated
                   herein by reference.
 4(c)(2)       --  Conformed copy of First Supplemental Indenture dated as of
                   February 15, 1991 between the Company and Harris Trust and
                   Savings Bank, as Trustee, relating to the Senior
                   Subordinated Securities filed as Exhibit 4.4 to the
                   Company's Form 8-K Current Report dated February 25, 1991 is hereby incorporated by reference.
 4(d)(1)       --  Form of Senior Note with Optional Redemption Provisions filed as Exhibit 4(d)(1) to the Company's Registration
                   Statement on Form S-3 (Commission File No. 33-5392) is
                   hereby incorporated by reference.
 4(d)(2)       --  Form of Senior Debenture with Optional Redemption and
                   Sinking Fund Provisions filed as Exhibit 4(d)(2) to the
                   Company's Registration Statement on Form S-3 (Commission
                   File No. 33-5392) is hereby incorporated by reference.
 4(d)(3)       --  Form of Variable Rate Senior Note with Optional Redemption and Repayment Provisions filed as Exhibit 4(d)(3) to the
                   Company's Registration Statement on Form S-3 (Commission
                   File No. 33-5392) is hereby incorporated by reference.
 4(d)(4)       --  Form of Extendible Senior Note with Optional Redemption and
                   Repayment Provisions filed as Exhibit 4(d)(4) to the
                   Company's Registration Statement on Form S-3 (Commission
                   File No. 33-5392) is hereby incorporated by reference.
 4(d)(5)       --  Form of Original Issue Discount Senior Note with Optional
                   Redemption and Repayment Provisions filed as Exhibit 4(d)(5)
                   to the Company's Registration Statement on Form S-3
                   (Commission File No. 33-5392) is hereby incorporated by
                   reference.
 4(d)(6)       --  Form of Zero Coupon Senior Note with Optional Redemption and
                   Repayment Provisions filed as Exhibit 4(d)(6) to the
                   Company's Registration Statement on Form S-3 (Commission
                   File No. 33-5392) is hereby incorporated by reference.

EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
-----------                           ----------------------
 4(d)(7)       --  Form of Senior Medium-Term Note filed as Exhibit 4.1 to the
                   Company's Form 8-K Current Report dated November 8, 1994 is hereby incorporated by reference.
 4(e)(1)       --  Form of Senior Subordinated Note with Optional Redemption
                   Provisions filed as Exhibit 4(e)(1) to the Company's
                   Registration Statement on Form S-3 (Commission File No.
                   33-5392) is hereby incorporated by reference.
 4(e)(2)       --  Form of Senior Subordinated Debenture with Optional
                   Redemption and Sinking Fund Provisions filed as Exhibit
                   4(e)(2) to the Company's Registration Statement on Form S-3
                   (Commission File No. 33-5392) is hereby incorporated by
                   reference.
 4(e)(3)       --  Form of Variable Rate Senior Subordinated Note with Optional
                   Redemption and Repayment Provisions filed as Exhibit 4(e)(3)
                   to the Company's Registration Statement on Form S-3
                   (Commission File
                   No. 33-5392) is hereby incorporated by reference.
 4(e)(4)       --  Form of Extendible Senior Subordinated Note with Optional
                   Redemption and Repayment Provisions filed as Exhibit 4(e)(4)
                   to the Company's Registration Statement on Form S-3
                   (Commission File No. 33-5392) is hereby incorporated by
                   reference.
 4(e)(5)       --  Form of Original Issue Discount Senior Subordinated Note
                   with Optional Redemption and Repayment Provisions filed as
                   Exhibit 4(e)(5) to the Company's Registration Statement on
                   Form S-3 (Commission File
                   No. 33-5392) is hereby incorporated by reference.
 4(e)(6)       --  Form of Zero Coupon Senior Subordinated Note with Optional
                   Redemption and Repayment Provisions filed as Exhibit 4(e)(6)
                   to the Company's Registration Statement on Form S-3
                   (Commission File No. 33-5392) is hereby incorporated by
                   reference.
 4(e)(7)       --  Form of Senior Subordinated Medium-Term Note filed as
                   Exhibit 4.2 to the Company's Form 8-K Current Report dated
                   November 8, 1994 is hereby incorporated by reference.
 5             --  Opinion of Counsel of the Company.
12             --  Computation of ratios of earnings to fixed charges for the six months ended June 30, 1998 and the years ended December
                   31, 1997, 1996, 1995, 1994 and 1993 filed as Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is hereby incorporated by reference.
23(a)          --  Consent of Steve R. Wagner, Esq. (included in Exhibit 5).
23(b)          --  Consent of Deloitte & Touche LLP.

EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
-----------                           ----------------------
25(a)          --  Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank
                   (National Association), as Trustee filed as Exhibit 25(a) to the Company's Registration Statement on Form S-3 (Commission
                   File No. 33-62635) is hereby incorporated by reference.
25(b)          --  Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Harris Trust and Savings
                   Bank, as Trustee filed as Exhibit 25(b) to the Company's
                   Registration Statement on Form S-3 (Commission File No.
                   33-62635) is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS.

(A) UNDERTAKINGS PURSUANT TO ITEM 512 OF REGULATION S-K.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated in this registration statement by reference;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to
              Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated in this registration statement by reference;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) UNDERTAKINGS IN RESPECT OF INDEMNIFICATION.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa on the 23rd day of October, 1998.

                                          NORWEST FINANCIAL, INC.

                                          By /s/ DENNIS E. YOUNG
                                            ------------------------------------
                                             Dennis E. Young
                                             (Senior Vice President, Chief
                                             Financial Officer and Treasurer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons, in the capacities indicated, on the 23rd day of October, 1998.

                    SIGNATURES                                       TITLES
                    ----------                                       ------
                 /s/ DAVID C. WOOD                     Chairman of the Board
---------------------------------------------------    (Principal Executive Officer)
                  (David C. Wood)

                /s/ JAMES R. BERENS                    President and Director
---------------------------------------------------
                 (James R. Berens)

             /s/ PATRICIA J. MCFARLAND                 Vice President, General Counsel and
---------------------------------------------------    Secretary and Director
              (Patricia J. McFarland)

                                                       Director
---------------------------------------------------
                 Stanley S. Stroup

                /s/ DENNIS E. YOUNG                    Senior Vice President, Chief
---------------------------------------------------    Financial Officer and Treasurer and
                 (Dennis E. Young)                     Director (Principal Financial
                                                       Officer)

               /s/ ERIC T. TORKELSON                   Vice President and Controller
---------------------------------------------------    (Principal Accounting Officer)
                (Eric T. Torkelson)

                               INDEX TO EXHIBITS

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
       5      Opinion of Counsel of the Company.
   23(a)      Consent of Steve R. Wagner, Esq. (included in Exhibit 5).
   23(b)      Consent of Deloitte & Touche LLP.